Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.17

GRAND PORT MARITIME

DE DUNKERQUE

*****

WESTERN PORT

*****

Amendment No. 1 to the

Protocol of Agreement

Promise to enter into Construction Lease(s)

dated August 30, 2023

PROLOGIUM

*****

DLI N°1002970

Between the undersigned:

GRAND PORT MARITIME DE DUNKERQUE, havingits registered office at Terre-Plein Guillain, DUNKERQUE(59140).

Referred to hereinafter as DUNKERQUE-PORT.

A State-owned public undertaking (établissement public) withcivil law personality, created in accordance with Law No. 65.491 of 29 June 1965 (Official Journal of the French Republic dated 30 June 1965), Decree No. 66.935 of 8 November 1965 (Official Journal of the French Republic dated 9 November 1965) and Decree No. 66.176 of 25 March 1966 (Official Journal of the French Republic dated 27 March 1966) and governed by the French Maritime Ports Code;

It is hereby specified that, in accordance with Decree No. 2008-1038 of 9 October 2008, the public undertaking named “PORT AUTONOME DE DUNKERQUE” was transformed into a major maritime port governed by the provisions of the French Transport Code and that such undertaking is mow named “GRAND PORT MARITIME DE DUNKERQUE”.

SIREN No. 783.59.5036.000.14 – 7303;

Represented by Maurice GEORGES, acting in his capacity as Chairman of the Executive Board of GRAND PORT MARITIME DE DUNKERQUE, to which position he was appointed by a Decree of the President of the French Republic dated 3 June 2021,

Hereinafter referred to as “the LESSOR”,

On the one side,

and

Prologium Technology Europe SAS, a French société par actions simplifiée (a simplified joint stock company) having its registered office located at 124 rue du Magasin Général, ZAC des Bassins 59140 Dunkerque, registered with the Dunkerque Trade and Companies Register under number 978 683 548, represented by Mr. Szu-Nan Yang, in his capacity as President,

Hereinafter referred to as “the LESSEE”,

On the other side,

Having regard to the Transport Code,

Having regard to the Environmental Code,

Having regard to the specifications for the industrial port zone,

Having regard to Management Board decision no. 2024/78 dated 2 May 2024, and no. 2025/149 dated 3 July 2025,

Dunkirk-Port/

IT HAS BEEN AGREED AS FOLLOWS:

Preamble

Following the official announcement of the choice of Dunkirk for its first plant outside Taiwan during the presidential visit on Friday, May 12, 2023, Prologium and the Grand Port Maritime de Dunkerque signed a private construction lease agreement dated August 30, 2023 in accordance with what was agreed in the memorandum of understanding dated April 3, 2023, by Executive Board Decision 2023/83.

The LESSOR had undertaken, under the terms of the Protocol of Agreement containing a promise of a construction lease concluded with the LESSEE on 30 August 2023 (the “Protocol”) to acquire by 31 July 2025 at the latest, in the municipality of Bourbourg, a road listed in Appendix 1 of this Protocol, necessary to connect PARCEL 1 to the contiguous TRIANGLE of 75a 15ca.

The LESSOR wishes to confirm that it has acquired, by notarial deed dated February 20, 2024, in particular the AREA on which the ROAD is based above.

Capitalized terms and phrases not defined herein shall have the meanings ascribed to them in the Protocol.

In the meantime, the Parties agreed on the need to increase the area of the Protocol’s base land.

This Protocol expires on 30 July 2025. In order to allow the LESSEE to adapt its process with a view to producing a new generation of batteries, an extension of the Protocol has been granted by the Management Board.

This amendment (the “Amendment”) regularizes this situation under the conditions set out below.

Article 1

Article 1 “DESCRIPTION OF THE LAND” of the Protocol dated 30 August 2023 is amended and replaced as follows:

“The purpose of this Protocol of agreement is to set out a general framework for the reservation and provision by the LESSOR for and to the LESSEE as part of a CONSTRUCTION LEASE:

AN AREA (the “AREA”) [consisting notably of AREA 1 and AREA 1bis as defined in the Protocol] with a surface area of approximately NINETY-SEVEN HECTARES FIFTY ARES TWENTY-FIVE CENTIARES (97ha 50a 25ca) located within the Municipalities of CRAYWICK and BOURBOURG:

To be carved out of the following parcels below:

Commune	Section	Parcelle	Surface cadastrale de la parcelle en m2	Surface de la parcelle impactée par le project en m2
Craywick	AB	31	5254	1712
Craywick	AB	34	88176	8592
Craywick	AB	35	26565	1421
Craywick	AD	1	87888	36020
Craywick	AD	2	10850	10846
Craywick	AD	3	1125	1125
Craywick	AD	4	163171	102984
Craywick	AD	6	16302	14803
Craywick	AD	7	1320	1319
Craywick	AD	10	5771	4867
Craywick	AD	11	42416	40240
Craywick	AD	12	151245	151197
Craywick	AD	13	2568	1719
Craywick	AD	14	158003	150707
Craywick	AD	15	56818	11193
Craywick	AD	16	22822	1513
Craywick	AD	17	87293	81713
Craywick	AD	18	612	612
Craywick	AD	20	22017	5258
Craywick	AC	41	1698	1247
Craywick	AC	42	53433	37777
Craywick	AC	43	70732	43359
Craywick	NON CADASTREE			7795
Craywick	NON CADASTREE			13529
Bourbourg	AB	9	2599	1710
Bourbourg	AB	10	243078	166934
Bourbours	AB	13	2737	1551
Bourbourg	AB	42	93827	11959
Bourbourg	AC	1	1585	1197
Bourbourg	AC	2	75369	48190
Bourbourg	AC	93	89524	7098
Bourbourg	NON CADASTREE			4838
Total				975025

And as shown on the plan attached hereto (Appendix 1).

The AREA, which is the subject of this contract, is part of the private domain of Dunkerque-Port, with the exception of:

•	the land comprising Routes Départementales 1 and 17 crossing the AREA ; and

•	the reception area for travelers, which form part of the public domain of DUNKERQUE-PORT;

All of which is currently undergoing decommissioning and declassification with a view to reintegration into the private domain of DUNKERQUE-PORT and the handover thereof the LESSEE.

The LESSOR specifies that the AREA subject of this Amendment is not connected to the sewerage system and is located within a non-collective sewage area, with the LESSEE representing that it shall be personally responsible for the consequences thereof.

In any case the AREA on which the PATH is based [as defined in the Protocol] shall not be encumbered by any easement or right of way benefiting any third-party property (e.g. the farm currently accessible through the PATH) notably to connect such property to the public road networks. »

Article 2

Article 1.3 “Unilateral Promise to grant a construction lease” of the Protocol dated August 30, 2023 is amended by replacing it as follows:

“The LESSOR grants to the LESSEE, for the duration of this Protocol, a unilateral promise to enter into a construction lease subject to Articles L.251-1 et seq. of the French Construction and Housing Code on the AREA [defined in Article 1 above of this Amendment] [including in particular AREA1 and L AREA 1 bis as defined in the Protocol]. This construction lease promise constitutes a unilateral promise within the meaning of Article 1124 of the French Civil Code.

The latter accepts this without making a commitment on his part to become a tenant, the LESSEE expressly reserving the right to make use or not of this promise as it sees fit.

The option shall be exercised by the LESSEE by means of a notification sent to the registered office of the LESSOR by registered letter with acknowledgement of receipt, at any time from the date hereof and at the latest on the date of expiry of this Protocol.

In any event, if the option is not exercised by the LESSEE on the expiry or termination of this Protocol, this promise shall be deemed to have lapsed and each of the Parties shall regain its free disposal without any compensation being due by either of the Parties.

The term of this unilateral promise to a construction lease may nevertheless be extended by express agreement between the Parties.

The LESSOR represents and warrants that it is the owner of the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol] and that it will not grant any lease, sale or equivalent right to a third party over the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined inthe Protocol].

This unilateral promise to a construction lease is granted and accepted without compensation being due by either side other than the reservation fee provided for in Article 3.1 below. »

Article 3

Article 3.1 “Reservation fee during the reservation period” of the Protocol dated August 30, 2023 is amended by replacing it as follows:

“As consideration for the reservation of the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bisL as defined in the Protocol] granted to the LESSEE, and for the entire duration of this remaining Protocol, the LESSEE shall pay the LESSOR an annual reservation fee of [***] EXCLUDING TAX / PER SQUARE METRE, or in this case an ANNUAL RESERVATION FEE EXCLUDING TAX of [***], calculated and payable, annually and in advance.

The above reservation fee is exclusive of taxes. The above fee will be increased by VAT at the current rate.

The Parties agree that the relevant surface area for the purposes of determining the amount of such reservation fee shall be the surface of the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol].

The reservation fees relating to the AREA [defined in Article 1 above of this Amendment] [including in particular AREA1 AREA 1 bis as defined in the Protocol] will be retained by the LESSOR regardless of the consequence of this Protocol, except in case the construction lease(s) relating to the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol] cannot be concluded or take effect due to the AREA referred to in Article 1 of this Protocol not having been definitively decommissioned and declassified.

Article 4

Article 4 “Duration” of the Protocol dated 30 August 2023 is amended by replacing it as follows:

“Unless otherwise stipulated in this Protocol (including the provisions of Article 8 below), it shall enter into force retroactively from 31 July 2023 and shall expire on the earlier of the following two dates, unless terminated by the Lessee in accordance with Article 3.2 above:

•	three (3) years after the effective date of this Protocol (i.e. July 31, 2026);

•	the date of signature of the construction lease over the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol]”

Article 5

Article 7 “MAIN CHARACTERISTICS OF THE CONSTRUCTION LEASE” of the Protocol dated 30 August 2023 is amended by replacing it as follows:

“The fundamental characteristics of the construction lease concerning the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol] are detailed below:

•

The constructions must be erected in accordance with best practice, the applicable regulatory provisions and the obligations imposed by the construction permit and any other permits required to complete the project described above.

•	The LESSEE may encumber its right to the lease and any constructions erected by it on the AREA leased by it with any liens and mortgages, as the CONSTRUCTION LEASE grants rights in rem.

•

The LESSEE may grant in accordance with the law any passive easements which are indispensable for the completion of the construction contemplated in the lease; any other easements may only be granted with the consent of the LESSOR.

•

The LESSEE may, in accordance with the law, transfer all or part of its rights or incorporate them with third parties of its choice. The LESSEE may freely rent the constructions it has erected for a period not exceeding that of the construction lease.

•	The construction erected and all works and developments carried out by the LESSEE will remain its property and that of its successors for the entire duration of the construction lease.

•

On the expiry of the lease, the construction erected by the LESSEE, and any improvements made by it must be demolished by the LESSEE at its own expense. In any event, the fee owed under the lease shall be payable until the return of the AREA to a state fit for industrial use.

•	The construction lease shall be entered into for a term of FIFTY (50) years.

•	The lease will be granted and accepted for an annual fee of [***] EXCLUDING TAX PER SQUARE METER / YEAR, which the LESSEE shall pay quarterly in advance.

Payment will be made within 30 days of the end of the month from the date of the invoice.

The Parties agree for the first year of taking possession of the Construction Lease that the Lease will be granted and accepted in return for an annual fee of [***] EXCLUDING TAX / PER SQUARE METRE.

The Parties agree that the surface area to be taken into account for the establishment of this rent is that of the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol) i.e. approximately 975,025 m².

•

These rents are understood to be in value on 1 January 2023 and shall be indexed annually on 1 January on the basis of the variation in the INSEE construction costs index, with the base index being the one published on 1 January 2023, i.e. the Index 2037 corresponding to the third quarter of 2022.

•

The LESSEE - from the date of signature of the construction lease - shall pay all taxes, duties and taxes of all kinds, to which the AREA, premises, facilities and facilities, whatever their size and nature, which would be operated under the building lease are currently or may be eventually be subject.

•	The LESSEE shall in addition (where necessary and under its own responsibility, declare any new constructions or changes to the surface area or use stipulated by the French General Tax Code.

The construction lease shall be notarised by Maître Eddy BARAS, a Notary at 110 Rue de Dunkerque, 59630 BOURBOURG, who may be assisted by the Notary of the LESSEE. The AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol] will be free from any occupation upon the execution and entry into force of the construction lease,

•	The construction lease will be subject to the usual conditions precedent, in particular:

•	Final decommissioning and decommissioning of all land,

•	Confirmation of the origins of the LESSOR’s ownership,

•

Confirmation that the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and, where applicable, AREA 1 bis as defined in the Protocol] is free from any mortgage or any inscription/easements or third-party rights likely to impair the LESSEE’s project,

•	Obtaining of final administrative and operating authorizations necessary for the LESSEE’s project,

•	Obtaining of financing necessary for the LESSEE’s project (equity and debts).

•

The construction lease shall include appropriate step-in clauses for the benefit of the LESSEE’s LENDERS, in particular to enable them to remedy any default by the LESSEE, in particular by substituting any entity.

•	The construction lease will include an undertaking by the LESSOR to enter into a direct agreement with the LESSEE’s LENDERS.

•

The construction lease shall include a waiver from the LESSOR of the benefit of the lessor’s lien on the movable property located on the AREA, in accordance with Article 2332 1° of the French Civil Code. »

Article 6

Article 8 “UNILATERAL PROMISE OF CONSTRUCTION LEASE for an additional area” of the Protocol dated 30 August 2023 is amended by replacing it as follows:

8.1 Regarding AREA 2

The LESSOR grants to the LESSEE, for a period of FIVE (5) YEARS from the effective date of this Protocol, a unilateral promise to enter into a construction lease subject to Articles L. 251-1 et seq. of the French Construction and Housing Code over an area (referred to as “AREA 2”), which is either contiguous with the AREA [defined in Article 1 above of this Amendment] referred to above, or located between the Dunkerque Logistique International 1 zone and the Municipality of Mardyck (see Appendix 3), with an approximate surface area of FORTY-TWO (42) HECTARES, the exact location of which, comprised within the area circled on the appended plan, remains to be defined between the parties,

It is specified that AREA 2 shall meet the needs of the LESSEE to carry out its project and shall consist in a single rectangle piece of land without water area (sans plans d’eau) and easily connectable to the communication networks (voies de communication, i.e. public roads etc.),

The latter accepts this without making a commitment on his part to become a tenant, the LESSEE expressly reserving the right to make use or not this promise as it sees fit.

The option shall be exercised by the LESSEE by way of a notification sent to the registered office of the LESSOR by registered letter with acknowledgement of receipt, at any time from the date hereof and no later than midnight on THIRTY-FIRST JULY TWO THOUSAND AND TWENTY-EIGHT (31 July 2028).

In any event, if the option is not exercised by the LESSEE on the expiry or termination of this Protocol, this promise shall be deemed to have lapsed and each of the Parties shall regain their unfettered liberty without any compensation being due by either of them,

The LESSOR represents and warrants that it is the owner of AREA 2 and that it will not grant any lease, sale or equivalent right to a third party over AREA 2.

The construction lease will be granted and accepted i for an annual fee of (i) [***] EXCLUDING TAXES PER SQUARE METER / PER YEAR, and (ii) [***] EXCLUDING TAX / PER SQUARE METER during the first year of the said construction lease.

This fee is calculated based on the value as of 1 January 2023 and shall be indexed annually on 1 January on the basis of the variation in the INSEE construction costs index, with the base index being the one published on 1 January 2023, i.e. the Index 2037 corresponding to the third quarter of 2022.

The term of this unilateral promise to grant a construction lease may nevertheless be extended by express agreement of the Parties.

It is hereby specified that this promise only commits the LESSOR to the surface area and not to the conditions and characteristics of the future building lease, other than the rent, which must be the subject of a subsequent agreement between the Parties.

This unilateral promise to grant a construction lease is granted and accepted without any compensation being due by either party.

8.2 Waiver - Termination of the promise

The LESSEE may waive the benefit of this promise whenever it wishes, by express notification sent to the LESSOR’s registered office.

The notification containing the waiver of the benefit of this promise must be made under the same conditions as for the notification containing the initial exercise of the option.

The LESSOR may not terminate this promise before its expiry date. »

Article 7

This amendment will take effect retroactively from 30 July 2025.

The articles of the Protocol dated 30 August 2023, not amended by this Amendment, remain applicable mutatis mutandis.

Signed in Dunkerque, on the day of

For THE LESSOR	For THE LESSEE

Represented by Mr. Maurice GEORGES Signed by: /s/ Maurice GEORGES	Represented by Mr. Szu-Nan YANG Signed by: /s/ Szu-Nan YANG

Annex 1: Plan of the AREA [defined in Article 1 above of this Amendment] [including in particular AREA 1 and AREA 1 bis as defined in the Protocol]